As filed with the Securities and Exchange Commission on October 4, 2012

Registration No. 333-182631

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Delek Logistics Partners, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	4610	45-5379027
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

7102 Commerce Way

Brentwood, Tennessee 37027

(615) 771-6701

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Kent B. Thomas

7102 Commerce Way

Brentwood, Tennessee 37027

(615) 771-6701

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Gerald M. Spedale Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002-4995 (713) 229-1234	Catherine S. Gallagher Adorys Velazquez Vinson & Elkins L.L.P. 2200 Pennsylvania Avenue NW Suite 500 West Washington, D.C. 20037-1701 (202) 639-6500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 2 is being filed solely for the purpose of filing an exhibit to the Registration Statement on Form S-1 (File No. 333-182631) and no changes or additions are being made hereby to the preliminary prospectus which forms a part of the Registration Statement or to Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus and Items 13, 14, 15 and 17 of Part II of the Registration Statement have been omitted from this filing.

Item 16.     Exhibits and Financial Statement Schedules.

The following documents are filed as exhibits to this registration statement:

Number		Description

1.1*	—	Form of Underwriting Agreement

3.1**	—	Certificate of Limited Partnership of Delek Logistics Partners, LP

3.2*	—	Form of Amended and Restated Agreement of Limited Partnership of Delek Logistics Partners, LP

3.3**	—	Certificate of Formation of Delek Logistics GP, LLC

3.4*	—	Form of Amended and Restated Limited Liability Company Agreement of Delek Logistics GP, LLC

5.1*	—	Form of Opinion of Baker Botts L.L.P. as to the legality of the securities being registered

8.1*	—	Form of Opinion of Baker Botts L.L.P. relating to tax matters

10.1*	—	Form of Contribution, Conveyance and Assumption Agreement

10.2*	—	Form of Omnibus Agreement

10.3*	—	Form of Operation and Management Services Agreement

10.4*	—	Form of Revolving Credit Agreement

10.5*	—	Form of Long-Term Incentive Plan of General Partner

10.6***	—	Form of Marketing Agreement

10.7*	—	Form of Pipelines and Tankage Agreement (East Texas Crude Logistics System)

10.8*	—	Form of Terminalling Services Agreement (Big Sandy)

10.9*	—	Form of Pipelines and Storage Facilities Agreement (Lion Pipeline System and SALA Gathering System)

10.10*	—	Form of Terminalling Services Agreement (Memphis)

21.1*	—	List of Subsidiaries of Delek Logistics Partners, LP

23.1**	—	Consent of Ernst & Young LLP

23.2*	—	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)

23.3*	—	Consent of Baker Botts L.L.P. (contained in Exhibit 8.1)

24.1**	—	Powers of Attorney

*	To be filed by amendment
**	Previously filed.
***	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on October 4, 2012.

Delek Logistics Partners, LP

By:	Delek Logistics GP, LLC
its general partner

By:	/s/ Mark B. Cox
Mark B. Cox
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Name	Title	Date

* Ezra Uzi Yemin	Chief Executive Officer (Principal Executive Officer) and Chairman	October 4, 2012

/s/ Mark B. Cox Mark B. Cox	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director	October 4, 2012

* Assaf Ginzburg	Director	October 4, 2012

* Frederec C. Green	Director	October 4, 2012

* By:	/s/ Mark B. Cox
Mark B. Cox Attorney-in-Fact

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INDEX TO EXHIBIT

Number	Description

1.1*	—Form of Underwriting Agreement

3.1**	—Certificate of Limited Partnership of Delek Logistics Partners, LP

3.2*	—Form of Amended and Restated Agreement of Limited Partnership of Delek Logistics Partners, LP

3.3**	—Certificate of Formation of Delek Logistics GP, LLC

3.4*	—Form of Amended and Restated Limited Liability Company Agreement of Delek Logistics GP, LLC

5.1*	—Form of Opinion of Baker Botts L.L.P. as to the legality of the securities being registered

8.1*	—Form of Opinion of Baker Botts L.L.P. relating to tax matters

10.1*	—Form of Contribution, Conveyance and Assumption Agreement

10.2*	—Form of Omnibus Agreement

10.3*	—Form of Operation and Management Services Agreement

10.4*	—Form of Revolving Credit Agreement

10.5*	—Form of Long-Term Incentive Plan of General Partner

10.6***	—Form of Marketing Agreement

10.7*	—Form of Pipelines and Tankage Agreement (East Texas Crude Logistics System)

10.8*	—Form of Terminalling Services Agreement (Big Sandy)

10.9*	—Form of Pipelines and Storage Facilities Agreement (Lion Pipeline System and SALA Gathering System)

10.10*	—Form of Terminalling Services Agreement (Memphis)

21.1*	—List of Subsidiaries of Delek Logistics Partners, LP

23.1**	—Consent of Ernst & Young LLP

23.2*	—Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)

23.3*	—Consent of Baker Botts L.L.P. (contained in Exhibit 8.1)

24.1**	—Powers of Attorney

*	To be filed by amendment.
**	Previously filed.
***	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the SEC.

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